Exhibit 24(b)

                        POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Member of the Administrative Committee of the Alcoa Fujikura Ltd. Salaried 401(k) Savings Plan and the Alcoa Fujikura Ltd. Hourly 401 (k) Plan (the "Plans") hereby constitutes and appoints JAN H. M. HOMMEN, HOWARD W. BURDETT, EARNEST J. EDWARDS, BARBARA S. JEREMIAH, and DENIS A. DEMBLOWSKI or any of them, his true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Aluminum Company of America (the "Company") to comply with the Securities Act of 1933, as amended, and any rules, regu-lations or requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the registration under said Act of shares of common stock of the Company to be issued and distributed pur-suant to the Plans or any successor plans, including specifi-cally, but without limiting the generality of the foregoing, to sign and file on behalf of the Plans or any successor plans any registration statements to be filed with the Commission in respect of said Plans or successor plans and shares of common stock, or either of them, and any and all pre-effective amendments, post-effective amendments and supplements to any such registration statements, and any instruments or documents filed as part of or in connection with any such registration statements or pre-effective amendments or post-effective amend-ments or supplements thereto; including specifically, but without limiting the generality of the foregoing, any annual or other reports on Form 11-K or other form to be filed with the Commission in respect of said Plans or successor plans and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents on the date set opposite his name below.


December 29, 1995                /s/C. Gregg Conroy
                                 C. Gregg Conroy
                                 Member of Administrative
                                 Committee